UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — October 15, 2018

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-36132 (Commission File Number)	90-1005472 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 15, 2018, John vonBerg, a Named Executive Officer of Plains GP Holdings, L.P. (the “registrant”), retired and resigned as Executive Vice President of Plains All American GP LLC (“GP LLC”), the general partner of Plains AAP, L.P., the sole member of PAA GP LLC, the general partner of Plains All American Pipeline, L.P.  Pursuant to an Employment Agreement dated October 15, 2018 between Mr. vonBerg and GP LLC, Mr. vonBerg will remain employed by GP LLC in a non-executive advisory capacity until September 30, 2020, unless sooner terminated pursuant to the terms of the agreement.  Mr. vonBerg will receive an annual salary of $200,000 and will be eligible for an annual discretionary bonus based on a target equal to 50% of his base salary, which bonus will be no less than $100,000 for 2018. The Employment Agreement also includes other customary terms and provisions.

The foregoing description of Mr. vonBerg’s Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: October 19, 2018	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President